Exhibit 99.1
Red Robin Gourmet Burgers, Inc. Reports Results for the Fiscal Third Quarter Ended October 6, 2024
Delivers Comparable Restaurant Sales Increase
Relaunched Loyalty Program Continues Growth
Announces Credit Agreement Amendment

Englewood, CO – November 6, 2024 – Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB) ("Red Robin" or the "Company"), a full-service restaurant chain serving an innovative selection of high-quality gourmet burgers in a family-friendly atmosphere, today reported financial results for the fiscal third quarter ended October 6, 2024.
Highlights for the Third Quarter of Fiscal 2024, Compared to the Third Quarter of Fiscal 2023:
•Total revenues are $274.6 million, a decrease of $2.9 million.
•Comparable restaurant revenue(1) increased 0.6%.
•Net loss is $18.9 million, compared to a net loss of $8.2 million last year.
•Adjusted EBITDA(2) is $2.1 million compared to $6.8 million last year.
•Relaunched loyalty program increased to 14.5 million members compared to 13.1 million last year.
•Subsequent to the close of the third quarter, executed an amendment to the credit agreement that extends the adjustments to the financial covenants and expanded revolver capacity through the first quarter of fiscal 2026.
Highlights for the Year to Date Period of Fiscal 2024, Compared to the Year to Date Period of Fiscal 2023:
•Total revenues are $963.3 million, a decrease of $30.7 million.
•Comparable restaurant revenue(1) declined 2.6% excluding a deferred revenue benefit led by the change in the Company's loyalty program. Including this benefit, Comparable restaurant revenue(1) declined 2.1%.
•Net loss is $37.8 million, compared to a net loss of $7.5 million last year.
•Adjusted EBITDA(2) is $26.1 million compared to $58.3 million last year.
•Completed a sale-leaseback transaction for ten restaurants in the first quarter of fiscal 2024, generating net proceeds of approximately $23.3 million and a gain, net of expenses of $7.4 million.
(1) Comparable restaurant revenue represents revenue from Company-owned restaurants that have operated 18 months as of the beginning of the period presented.
(2) See "Reconciliation of Non-GAAP Results to GAAP Results" below for more details.

G.J. Hart, Red Robin’s President and Chief Executive Officer said, “Our third quarter results were largely in-line with our expectations and we continue to make progress against our North Star Plan.”

Hart continued, “Our North Star Plan is working with our comparable restaurant revenue exceeding the industry average, as measured by BlackBox, and our traffic returning to in line with the industry as we moved through the third quarter. With our guest satisfaction scores continuing to improve and at levels not seen since 2016, our guests are beginning to reward us for the investments we have made to revitalize Red Robin. Importantly, we are capitalizing on this momentum through our re-launched loyalty program and believe we are only scratching the surface of our potential.”

Hart concluded, “Despite the macroeconomic backdrop that has made our comeback journey more challenging, our team has remained focused on what we can control through effective execution of our strategic plan. Ultimately, we believe we are on the right path to drive sustainable long-term growth and return this beloved brand to prominence in the industry.”

Third Quarter 2024 Financial Summary
The following table presents financial results for the fiscal third quarter and year to date periods of 2024, compared to results from the same periods in 2023 ($ in millions except per share data):

	Twelve Weeks Ended		Forty Weeks Ended
	October 6, 2024	October 1, 2023	October 6, 2024	October 1, 2023
Total revenues	$274.6	$277.6	$963.3	$994.0
Restaurant revenues	270.6	273.1	943.6	973.3
Net income (loss)	(18.9)	(8.2)	(37.8)	(7.5)
Income (loss) from operations	(12.9)	(1.9)	(19.6)	12.5
Income (loss) from operations as a percent of total revenues	(4.7)%	(0.7)%	(2.0)%	1.3%
Restaurant Level Operating Profit(1)	$24.2	$30.4	$100.4	$127.2
Restaurant Level Operating Profit Margin(1)	9.0%	11.1%	10.6%	13.1%
Adjusted EBITDA (1)	$2.1	$6.8	$26.1	$58.3
Net income (loss) per diluted share	$(1.20)	$(0.52)	$(2.42)	$(0.47)
Adjusted income (loss) per diluted share(1)	$(1.13)	$(0.79)	$(2.39)	$(0.78)
(1)    See "Reconciliation of Non-GAAP Results to GAAP Results" below for more details.
Balance Sheet and Liquidity
As of October 6, 2024, Red Robin had outstanding borrowings under its credit facility of $187.9 million and liquidity of approximately $42.0 million, including cash and cash equivalents and available borrowing capacity under its credit facility.
On August 21, 2024, the Company entered into the second amendment to our credit agreement (the “Second Amendment”). The Second Amendment among other things: provides certain relief by increasing the required maximum net total leverage ratio covenant beginning in the third quarter of 2024 through the third quarter of 2025; increases the aggregate revolving commitments by $15.0 million to $40.0 million through the third quarter of 2025; removes the variable pricing grid and increases the applicable margin on all term loans and revolving loans that are SOFR-based loans to 7.50% per annum and that are ABR-based loans to 6.50% per annum; and adds additional reporting requirements.
On November 4, 2024, the Company entered into the third amendment to our credit agreement (the "Third Amendment") which extended the terms of the Second Amendment through the first quarter of 2026.
The Second Amendment and Third Amendment provide additional flexibility to support the Company's execution of its North Star business strategy. Additional information on the terms of the Second Amendment and Third Amendment can be found in the Company's Form 10-Q for the third quarter filed with the Securities and Exchange Commission.
Outlook for Fiscal 2024 and Guidance Policy
The Company provides guidance of select information related to its financial and operating performance, and such measures may differ from year to year. The projections are as of this date and the Company assumes no obligation to update or supplement this information.
The Company's updated guidance for fiscal 2024 is:
•Total revenue of approximately $1.250 billion;
•Restaurant level operating profit of at least 10.5%, inclusive of investments in the Guest experience and rent expense related to the sale leaseback transactions;
•Adjusted EBITDA of $35.0 million to $37.5 million;
•Capital expenditures of approximately $25 million.
Fiscal 2024 includes 52 weeks versus 53 weeks in fiscal 2023.
Providing Income (loss) from operations and Net income (loss) guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items. As such, we do not present a reconciliation of forecasted non-GAAP measures to the corresponding GAAP measures.
Investor Conference Call and Webcast
Red Robin will host an investor conference call to discuss financial results for its third quarter of fiscal 2024 and outlook for fiscal 2024 today at 4:30 p.m. ET. The conference call can be accessed live over the phone by dialing 201-689-8560 which will be answered by an operator or by clicking Call Me™. The conference call should be accessed at least 10 minutes prior to its scheduled start.
A replay will be available from approximately two hours after the end of the conference call and can be accessed by dialing 412-317-6671; the conference ID is 13748266. The replay will be available through Wednesday, November 13, 2024.
The call will be webcast live and later archived from the Company’s Investor Relations website.

Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB)
Red Robin Gourmet Burgers, Inc. (www.redrobin.com), is a casual dining restaurant chain founded in 1969 that operates through its wholly-owned subsidiary, Red Robin International, Inc., and under the trade name, Red Robin Gourmet Burgers and Brews. We believe nothing brings people together like burgers and fun around our table, and no one makes moments of connection over craveable food more memorable than Red Robin. We serve a variety of burgers and mainstream favorites to Guests of all ages in a casual, playful atmosphere. In addition to our many burger offerings, Red Robin serves a wide array of salads, appetizers, entrees, desserts, signature beverages and Donatos® pizza at select locations. It's now easy to enjoy Red Robin anywhere with online ordering available for to-go, delivery and catering, or you can download our new app for easy customization, access to the Red Robin Royalty® dashboard and more. There are more than 500 Red Robin restaurants across the United States and Canada, including those operating under franchise agreements. Red Robin… YUMMM®!
Forward-Looking Statements
Forward-looking statements in this press release and in today's investor conference call regarding the Company's future performance; the implementation of the Company’s “North Star” plan and the anticipated impacts thereof; our marketing strategy and brand positioning; the anticipated impacts of our recently re-launched loyalty program; operations improvement efforts; cost savings; our ability to drive traffic and bring Guests into our restaurants; guest satisfaction scores; macroeconomic conditions; our expectations for the fourth quarter; efforts to grow sales; our ability to build upon investments and transformational changes; anticipated uses of capital and planned investments; the flexibility provided by the Second Amendment and Third Amendment to our credit facility; plans for our restaurant portfolio; and statements under the heading “Outlook for Fiscal 2024 and Guidance Policy," including with respect to total revenue, restaurant level operating profit, capital expenditures and Adjusted EBITDA; and all other statements that are not historical facts are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as "expect," "believe," "anticipate," "intend," "plan," "project," "could," "should," "will," "outlook" or "estimate," or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the statements, including but not limited to the following: the risk that our performance for the remainder of 2024 will not be consistent with the first four weeks of the fourth quarter; the effectiveness of the Company's strategic initiatives, including our “North Star” plan, labor and service models, and operational improvement initiatives and our ability to execute on such strategic initiatives; the global and domestic economic and geopolitical environment and the impacts on the restaurant industry; our ability to effectively compete in the industry and attract and retain Guests; the adequacy of cash flows and the cost and availability of capital or credit facility borrowings; a privacy or security breach or a failure of our information technology systems; the effectiveness and timing of the Company's marketing and branding strategies, including the loyalty program and social media platforms; unanticipated changes in Guest traffic; changes in consumer preferences; leasing space including the location of such leases in areas of declining traffic; changes in cost and availability of commodities; interruptions in the delivery of food and other products from third parties; pricing increases and labor costs; changes in consumer behavior or preference; expanding our restaurant base; maintaining and improving our existing restaurants; the transition and retention of our key personnel; our ability to recruit, staff, train, and retain our workforce; operating conditions, including adverse weather conditions, natural disasters, pandemics and other events affecting the regions where our restaurants are operated; actions taken by our franchisees that could harm our business or reputation; negative publicity regarding food safety or health concerns; protection of our intellectual property rights; changes in federal, state, or local laws and regulations affecting the operation of our restaurants; and an increase in litigation or legal claims by team members, franchisees, customers, vendors, stockholders and others. These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements and risk factors described from time to time in the Company's Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission.
For media relations questions contact:
Kathleen Bush, Red Robin Gourmet Burgers, Inc.
kbush@redrobin.com
(303) 846-5114
For investor relations questions contact:
Jeff Priester, ICR
jeff.priester@icrinc.com
(332) 242-4370

Comparable Restaurant Revenue
The following table presents the percentage change in comparable restaurant revenue in the first quarter, second quarter, third quarter, and year to date periods of fiscal 2024:

	Increase (Decrease) Versus Prior Year
	Sixteen Weeks Ended April 21, 2024	Twelve Weeks Ended July 14, 2024	Twelve Weeks Ended October 6, 2024	Forty Weeks Ended October 6, 2024
Guest Traffic	(9.4)%	(6.7)%	(4.3)%	(6.5)%
Menu Price Increase	5.4%	7.6%	7.5%	6.7%
Menu Mix	(1.7)%	(0.9)%	(1.1)%	(2.0)%
Discounts	(0.6)%	(0.8)%	(1.4)%	(0.8)%
Change in unearned loyalty revenue	(0.2)%	2.2%	(0.1)%	0.5%
Total Change in Comparable Restaurant Revenue	(6.5)%	1.4%	0.6%	(2.1)%

RED ROBIN GOURMET BURGERS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Twelve Weeks Ended		Forty Weeks Ended
	October 6, 2024	October 1, 2023	October 6, 2024	October 1, 2023
Revenues:
Restaurant revenue	$270,605	$273,133	$943,630	$973,307
Franchise revenue	3,007	3,418	12,635	12,245
Other revenue	1,026	1,009	7,068	8,468
Total revenues	274,638	277,560	963,333	994,020
Costs and expenses:
Restaurant operating costs (excluding depreciation and amortization shown separately below):
Cost of sales	65,105	65,128	224,759	236,171
Labor	107,692	103,741	370,559	358,841
Other operating	49,740	50,351	168,014	174,243
Occupancy	23,826	23,523	79,850	76,806
Depreciation and amortization	13,330	14,672	44,886	52,253
General and administrative	20,823	18,543	63,277	64,801
Selling	5,467	9,418	31,052	24,547
Pre-opening costs	—	—	—	586
Other charges (gains), net	1,532	(5,878)	487	(6,726)
Total costs and expenses	287,515	279,498	982,884	981,522

Income (loss) from operations	(12,877)	(1,938)	(19,551)	12,498

Other expense:
Interest expense	6,322	6,103	18,907	20,355
Interest income and other, net	(225)	(158)	(676)	(814)
Loss before income taxes	(18,974)	(7,883)	(37,782)	(7,043)
Income tax provision (benefit)	(98)	278	43	453
Net loss	$(18,876)	$(8,161)	$(37,825)	$(7,496)
Loss per share:
Basic	$(1.20)	$(0.52)	$(2.42)	$(0.47)
Diluted	$(1.20)	$(0.52)	$(2.42)	$(0.47)
Weighted average shares outstanding:
Basic	15,754	15,799	15,652	15,949
Diluted	15,754	15,799	15,652	15,949

RED ROBIN GOURMET BURGERS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

(Unaudited)
	October 6, 2024	December 31, 2023
Assets:
Current assets:
Cash and cash equivalents	$21,988	$23,634
Accounts receivable, net	11,283	21,592
Inventories	27,498	26,839
Prepaid expenses and other current assets	10,370	11,785
Restricted cash	8,300	7,931
Total current assets	79,439	91,781
Property and equipment, net	217,073	261,258
Operating lease assets, net	345,364	361,609
Intangible assets, net	13,676	15,491
Other assets, net	13,896	11,795
Total assets	$669,448	$741,934

Liabilities and stockholders' equity (deficit):
Current liabilities:
Accounts payable	$29,573	$27,726
Accrued payroll and payroll-related liabilities	33,908	32,524
Unearned revenue	15,338	36,067
Current portion of operating lease obligations	51,423	43,819
Accrued liabilities and other	49,455	46,201
Total current liabilities	179,697	186,337
Long-term debt	180,688	182,594
Long-term portion of operating lease obligations	353,435	383,439
Other non-current liabilities	8,965	10,006
Total liabilities	722,785	762,376

Stockholders' equity (deficit):
Common stock; $0.001 par value: 45,000 shares authorized; 20,449 shares issued; 15,779 and 15,528 shares outstanding as of October 6, 2024 and December 31, 2023	20	20
Preferred stock, $0.001 par value: 3,000 shares authorized; no shares issued and outstanding as of October 6, 2024 and December 31, 2023	—	—
Treasury stock 4,670 and 4,921 shares, at cost, as of October 6, 2024 and December 31, 2023	(165,747)	(174,702)
Paid-in capital	225,666	229,680
Accumulated other comprehensive loss, net of tax	(33)	(22)
Accumulated deficit	(113,243)	(75,418)
Total stockholders' equity (deficit)	(53,337)	(20,442)
Total liabilities and stockholders' equity (deficit)	$669,448	$741,934

Reconciliation of Non-GAAP Results to GAAP Results
In addition to the results provided in accordance with Generally Accepted Accounting Principles ("GAAP") throughout this press release, the Company has provided Adjusted EBITDA, Adjusted net income (loss) and Adjusted net income (loss) per share - diluted, which are non-GAAP measurements. We define EBITDA as net income (loss) before interest expense, income taxes, and depreciation and amortization. Adjusted EBITDA, Adjusted net income (loss) and Adjusted net income (loss) per share-diluted are supplemental measures of our performance that are not required by or presented in accordance with GAAP. We believe these non-GAAP measures give the reader additional insight into the ongoing operational results of the Company, and are intended to supplement the presentation of the Company's financial results in accordance with GAAP. Adjusted EBITDA, Adjusted net income (loss) and Adjusted net income (loss) per share-diluted exclude the impact of non-operating or nonrecurring items including changes in estimates, asset impairments, litigation contingencies, gains (losses) on debt extinguishment, restaurant and office closure costs, gains on sale leaseback transactions, severance and executive transition costs and other non-recurring, non-cash or discrete items; net of income tax impacts. Other companies may define these non-GAAP measures differently, and as a result may not be directly comparable to those of other companies. Management believes this supplemental information will assist with comparisons of past and future financial results against the present financial results presented herein.
The Company believes restaurant level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant level operating efficiency and performance. The Company defines restaurant level operating profit to be income from operations less franchise revenue and other revenue, plus other charges (gains), net, pre-opening costs, selling costs, general and administrative expenses, and depreciation and amortization. The measure includes restaurant level occupancy costs that include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance, and other property costs, but excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes costs associated with selling, general, and administrative functions, pre-opening costs, as well as, other charges (gains), net because these costs are non-operating or nonrecurring and therefore not related to the ongoing operations of its restaurants. Restaurant level operating profit is not a measurement determined in accordance with GAAP and should not be considered in isolation, or as an alternative, to income (loss) from operations as an indicator of financial performance. Restaurant level operating profit as presented may not be comparable to other similarly titled measures of other companies in the Company's industry.

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted Net Income (Loss) and Adjusted Income (Loss) per Share - Diluted
(In thousands, except per share data, unaudited)

	Twelve Weeks Ended		Forty Weeks Ended
	October 6, 2024	October 1, 2023	October 6, 2024	October 1, 2023
Net income (loss) as reported	$(18,876)	$(8,161)	$(37,825)	$(7,496)
Other Charges (gains), net:
Gain on sale of restaurant property	—	(14,883)	(7,425)	(29,413)
Litigation contingencies	271	3,600	1,047	9,140
Restaurant closure costs, net	(175)	(91)	422	1,546
Severance and executive transition	22	341	1,104	3,195
Asset impairment	178	4,800	1,306	7,187
Asset disposal and other, net	1,179	277	3,799	1,366
Closed corporate office costs, net of sublease income	57	78	234	253
Income tax effect	(398)	1,528	(127)	1,749
Adjusted net income (loss)	$(17,742)	$(12,511)	$(37,465)	$(12,473)

Income (loss) per share - diluted:
Net income (loss) as reported	$(1.20)	$(0.52)	$(2.42)	$(0.47)
Other charges (gains), net:
Gain on sale of restaurant property	—	(0.94)	(0.47)	(1.84)
Litigation contingencies	0.02	0.23	0.07	0.57
Restaurant closure costs, net	(0.01)	(0.01)	0.03	0.10
Severance and executive transition	—	0.02	0.07	0.20
Asset impairment	0.01	0.30	0.08	0.45
Asset disposal and other, net	0.07	0.02	0.24	0.09
Closed corporate office costs, net of sublease income	—	—	0.01	0.02
Income tax effect	(0.03)	0.10	(0.01)	0.11
Adjusted income (loss) per share - diluted	(1.13)	(0.79)	(2.39)	(0.78)

Weighted average shares outstanding:
Basic	15,754	15,799	15,652	15,949
Diluted	15,754	15,799	15,652	15,949

Reconciliation of Income (Loss) from Operations to Non-GAAP Restaurant-Level Operating Profit
(In thousands, unaudited)

	Twelve Weeks Ended				Forty Weeks Ended
	October 6, 2024		October 1, 2023		October 6, 2024		October 1, 2023
Income (loss) from operations	$(12,877)	(4.7)%	$(1,938)	(0.7)%	$(19,551)	(2.0)%	$12,498	1.3%

Less:
Franchise revenue	3,007	1.1%	3,418	1.2%	12,635	1.3%	12,245	1.2%
Other revenue	1,026	0.4%	1,009	0.4%	7,068	0.7%	8,468	0.9%

Add:
Other charges (gains), net	1,532	0.6%	(5,878)	(2.1)%	487	0.1%	(6,726)	(0.7)%
Pre-opening costs	—	—%	—	—%	—	—%	586	0.1%
Selling	5,467	2.0%	9,418	3.4%	31,052	3.2%	24,547	2.5%
General and administrative expenses	20,823	7.6%	18,543	6.7%	63,277	6.6%	64,801	6.5%
Depreciation and amortization	13,330	4.9%	14,672	5.3%	44,886	4.7%	52,253	5.3%
Restaurant-level operating profit	$24,242	9.0%	$30,390	11.1%	$100,448	10.6%	$127,246	13.1%

Income (loss) from operations as a percentage of total revenues	(4.7)%		(0.7)%		(2.0)%		1.3%
Restaurant-level operating profit margin (as a percentage of restaurant revenue)	9.0%		11.1%		10.6%		13.1%

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
(In thousands, unaudited)

	Twelve Weeks Ended		Forty Weeks Ended
	October 6, 2024	October 1, 2023	October 6, 2024	October 1, 2023
Net income (loss) as reported	$(18,876)	$(8,161)	$(37,825)	$(7,496)
Interest expense, net	6,193	5,885	18,504	19,766
Income tax provision (benefit)	(98)	278	43	453
Depreciation and amortization	13,330	14,672	44,886	52,253
EBITDA	549	12,674	25,608	64,976

Other charges (gains), net:
Gain on sale of restaurant property	—	(14,883)	(7,425)	(29,413)
Litigation contingencies	271	3,600	1,047	9,140
Restaurant closure costs (gains), net	(175)	(91)	422	1,546
Severance and executive transition	22	341	1,104	3,195
Asset impairment	178	4,800	1,306	7,187
Asset disposal and other, net	1,179	277	3,799	1,366
Closed corporate office costs, net of sublease income	57	78	234	253
Adjusted EBITDA	$2,081	$6,796	$26,095	$58,250